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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 2001 (except for the fourth paragraph of Note 7, as to which the date is March 28, 2001), with the respect to the consolidated financial statements of eDiets.com, Inc. included in Amendment No. 2 to the Registration Statement (Form SB-2 No.333-62046) and related Prospectus of eDiets.com, Inc. dated August 6, 2001.


                                                        /s/ ERNST & YOUNG LLP


West Palm Beach, Florida
August 3, 2001